EXHIBIT 10.2

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Agreement”), dated May 1st (the “Execution Date”), is entered into by and between (1) StreamTrack, Inc, formerly known as Lux Digital Pictures, Inc., StreamTrack Media, Inc and related entities (collectively, the “STREAM Parties” or “STREAM”) and (2) Rightmail Marketing, LLC , including its members, subsidiaries or affiliates (collectively, “RMM Parties” or “RMM”) and (3) Michael Freides and Jennifer Freides as individuals (INDIVIDUALS). Individually, the STREAM Parties, RMM Parties and INDIVIDUAL Parties are referred to herein as a “Party”; collectively, they are referred to as the “Parties.”

RECITALS

WHEREAS, RMM/INDIVIDUALS have potential claims against STREAM Parties relating to payment of a Consulting Agreement dated July 1, 2012 between the Parties (collectively, the “RMM Claims”).

WHEREAS, the Parties, without acknowledging or admitting any liability whatsoever, and to avoid the costs associated with litigation or arbitration, now desire (1) to settle and resolve all differences, disagreements and disputes embodied in the RMM/INDIVIDUALS claims and any other claims, known or unknown, that the Parties might have against each other, upon the terms set forth below and (2) for the Parties to provide each other with a complete release of any and all known or unknown claims which exist or may exist between the Parties, including, but not limited to, any and all claims, demands and allegations, made, or which could have been made, arising out of or relating to the RMM/INDIVIDUALS claims.

WHEREAS, the Parties agree that upon execution of this Settlement and Mutual General Release that RMM/INDIVIDUALS have released all Parties from any future obligation, excluding the obligations of this Settlement Agreement.

WHEREAS, the Parties believe that the terms of this Agreement are fair, equitable, and the result of an arm’s length, bargained-for, contemporaneous exchange for new value.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Recitals Incorporated Into Agreement. The Parties incorporate into this Agreement the recitals set forth above as part of the terms of this Agreement.

2. Payments to the RMM/INDIVIDUALS Parties. The STREAM Party agrees to compensate the RMM Party 250,000 shares of fully vested common stock of StreamTrack Inc. . The promissory note issued to Michael Freides dated June 18, 2012 will remain in full force and effect.  The RMM/INDIVIDUALS Parties agree to forgive and waive any and all interest, penalties and any other fees including legal that may have accrued hereunder. Payment of the shares to the RMM Parties shall be made by U.S mail or a similar service to the address on file unless otherwise instructed in writing.

3. Mutual General Release. Upon full performance of Paragraph 2 above and in consideration for the performance of all terms and conditions of this Agreement, except as to such rights as may be created by this Agreement, the Parties, and each of them, on behalf of themselves and their past and present parents, subsidiaries, affiliates, officers, directors, agents, servants, professional corporations, employees, heirs, executors, representatives, investors, shareholders, attorneys, predecessors, successors, assigns, sureties, insurers, excess insurers, reinsurers, principals, managing members, trustees, beneficiaries, unit holders, limited and general partners, and all persons acting through or in concert with any of them, hereby generally release and forever discharge each other and their respective past and present parents, subsidiaries, affiliates, officers, directors, agents, servants, professional corporations, employees, heirs, executors, representatives, investors, shareholders, attorneys, predecessors, successors, assigns, sureties, insurers, excess insurers, reinsurers, principals, managing members, trustees, beneficiaries, unit holders, limited and general partners, and all persons acting through or in concert with any of them, if any, from any and all claims, losses, debts, liabilities, demands, obligations, rights, disputes, fees, controversies, costs, expenses, damages, actions and causes of action whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, existing as of the date of this Agreement and accrued or hereafter accruing from any cause whatsoever, including, but not limited to, any and all claims, demands and allegations, made, or which could have been made, arising out of or relating to the RMM/INDIVIDUALS Claims (collectively, the “Released Claims”).

4. Waiver of Unknown Claims. The Parties are aware that they may have claims of which they have no present knowledge or suspicion. Having taken into account such a possibility in entering into this Agreement, the mutual general release set forth in Section 3 of this Agreement shall constitute full and final release by the Parties of any unknown claim or claims and expressly waives any right or claim of right to assert hereafter that any claim has, through oversight or error, been omitted from the RMM/INDIVIDUALS Claims. Accordingly, the Parties expressly waive any rights or benefits which they otherwise might have under California Civil Code Section 1542, and any other statutory or nonstatutory law of any jurisdiction that is similar in wording, import, or effect to California Civil Code Section 1542. California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS TO WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the Parties acknowledge that they are aware that they or their attorneys, accountants, or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement, but nonetheless, they intend hereby fully, finally, and forever to settle and release all matters being released herein, whether known or unknown, suspected or unsuspected, which now exist or may heretofore have existed. In furtherance of the intentions of the Parties, the mutual general release given in Section 3 of this Agreement by the Parties shall be and remain in effect as a full and complete mutual general release notwithstanding the discovery or existence of any additional or different claims or facts or the failure of any consideration or promises between or among the Parties.

5. Limitation on Release. The Parties hereby expressly acknowledge that no Party to this Agreement is, by this Agreement, releasing any cause of action, claim, set-off, or defense that arises from the terms of this Agreement, or the breach of such terms.

6. Mutual Representations and Warranties.  Each Party represents and warrants for the benefit of the other Party as follows:

a.	The Party has all necessary power and authority to execute, deliver, perform and comply with this Agreement;
b.
The Party, or the Party’s authorized agent, has duly authorized, executed, and delivered this Agreement to the other Party, and this Agreement constitutes a legal and binding agreement, enforceable against each Party in accord with the terms of this Agreement;

c.
To the knowledge of the signatory on behalf of each Party, that Party’s execution, delivery, performance of, and compliance with this Agreement does not violate or conflict with the terms of any agreement, instrument, order, judgment, or applicable law, statute, regulation, or rule to which the Party or any assets of the Party is bound and shall not require the Party to file or register with, or obtain any permit, authorization, consent, or approval of any governmental authority;

d.
To the knowledge of the signatory on behalf of each Party, there is no action or proceeding, judicial or non-judicial, by which any third party, prior creditor, or claimant of the Party, or non-party seeks to restrain, prohibit, or invalidate the Party’s execution, delivery, and/or performance of, and/or compliance with, this Agreement;

e.
The Party is and has been represented by legal counsel of his or its choice, or has had the opportunity to be represented by legal counsel of his or its choice, throughout the negotiations and drafting that preceded the finalization and execution of this Agreement. The Party (i) has carefully read and reviewed this Agreement; (ii) has had or has had the opportunity to have the provisions, and consequences thereof, fully explained by such Party’s legal counsel; and (iii) is freely and voluntarily signing this Agreement;

f.
Each Party is the sole owner of all rights and interest in the Released Claims, and has not assigned, transferred, or granted an interest or lien in, or purported to assign, transfer, or grant an interest or lien, in any of the Released Claims; and

g.	Each Party and the signatory on their behalf have no actual knowledge or notice of any claim of assignment, transfer, or granting of an interest or lien in any of the Released Claims.

The above representations and warranties shall survive the execution and delivery of this Agreement.

7. Assumption of Risk. Each Party assumes the risk, in entering into this Agreement, that the facts or law are not as they believe them to be. The discovery by a Party that any fact was untrue or that his or its understanding of the facts or law was untrue or that his or its understanding of the facts or law was incorrect shall not entitle the Party to any relief, or to rescind, or set aside this Agreement. This Agreement is final and binding between the Parties regardless of any claims of mistake of fact or law.

8. Integration Clause. This Agreement contains the entire agreement between the Parties to this Agreement relating to the settlement and transactions contemplated hereby, and supersedes any and all prior agreements, understandings, representations, and statements between the Parties, whether oral or written, and whether by a Party or such Party’s legal counsel. The Parties are entering into this Agreement based solely on the representations and warranties herein and not based on any promises, representations, and/or warranties not found herein. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing.

9. Neutral Interpretation. This Agreement shall be interpreted in accordance with the fair meaning of its language and to implement the intent of the Parties. The provisions contained herein shall not be construed in favor of or against any Party because that Party or its counsel drafted this Agreement, but shall be construed as if all Parties prepared this Agreement, and any rules of construction to the contrary, including, without limitation, California Civil Code Section 1654, are hereby specifically waived. The terms of this Agreement were negotiated at arm’s length by the Parties hereto.

10. Severability. If any term or provision of this Agreement is determined by any court, regulatory or governmental agency, or self-regulatory agency, to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provision or part thereof shall be deemed stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement, unless to so do would deprive a Party of a substantial part of its bargain. It is understood that the Parties will cooperate and take all reasonable actions to avoid any such determination.

11. Successors In Interest. The terms, conditions and provisions of this Agreement are binding upon and shall inure to the benefit of all assigns, successors in interest, personal representatives, estates, administrators, heirs, devisees, insurers, and legatees of each of the Parties hereto. This Agreement shall not be interpreted, however, to inure to the benefit of any third parties who are not expressly identified as such herein.

12. No Admissions. This Agreement effectuates the settlement of claims, whether or not asserted, denied, or contested, and the contents hereof shall not be construed as an admission by any Party of any liability or any factual contention of any kind to any other Party or any other person, entity or association, whether or not the person, entity, or association is a Party.

13. Confidentiality. The Parties understand and agree that the terms and conditions of this Settlement Agreement are to be maintained by them in the strictest confidence. Except as required by law or necessary to enforce any rights or obligations hereunder, the parties agree not to disclose any of these matters to anyone other than their attorneys, accountants, the Internal Revenue Service, or state and federal agencies.

14. Modification. This Agreement may be modified, amended, changed or rescinded, and any provision may be waived, only by a writing signed by the Parties to be bound thereby. The failure of a Party to exercise any right or remedy provided by this Agreement or by law shall not be a waiver of any obligation or right of the Parties, nor shall it constitute a modification of this Agreement.

15. Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

16. Applicable Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of California, County of Santa Barbara.

17. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles County, California before one arbitrator. The arbitration shall be administered by JAMS, if possible, pursuant to its Streamlined Arbitration Rules and Procedures; if JAMS is not able to conduct the arbitration in California, then arbitration shall be conducted in California by a mutually-agreeable arbitrator utilizing the JAMS Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The arbitration Award may be confirmed in any court of competent jurisdiction.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original. The counterparts shall constitute one and the same Agreement. Facsimile signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.

RMM, LLC.

Dated: May 1, 2013	/s/ Michael Freides
Name: Michael Freides Title: CEO

StreamTrack, Inc.

/s/ Michael Hill
Name: Michael Hill Title: CEO

RadioLoyalty, Inc.

/a/ Aaron Gravitz
Name: Aaron Gravitz Title:

/s/ Jennifer Freides
Name: Jennifer Freides
Title: Individual

/s/ Michael Freides
Name: Michael Freides Title: Individual